EXECUTION COPY
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This First Amendment (this “Amendment”) to the Loan and Security Agreement referenced below is entered into as of February 23, 2009, among LEAF III B SPE, LLC, a Delaware limited liability company, as Borrower (the “Borrower”), the Lenders party thereto (the “Lenders”), U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as paying agent (together with its successors and assigns in such capacity, the “Paying Agent”), KEY EQUIPMENT FINANCE INC., a Michigan corporation (“KEF”), as facility agent and collateral agent (together with its permitted successors in such capacities, the “Facility Agent” and the “Collateral Agent”) and the REQUIRED LENDERS.
R E C I T A L S:
     WHEREAS, the Borrower, the Lenders, the Paying Agent, and KEF, as Facility Agent and the Collateral Agent, are parties to the Loan and Security Agreement, dated as of May 30, 2008 (as amended, supplemented and otherwise modified from time to time, the “Loan and Security Agreement”);
     WHEREAS, the parties hereto desire to amend the Loan and Security Agreement pursuant to Section 9.10(a) thereof to make certain amendments thereto as further described in this Amendment;
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Amendments to the Loan and Security Agreement. Effective as of the execution and delivery of this Amendment by all parties hereto:
          (a) Section 2.16 of the Loan and Security Agreement is hereby amended by adding, as new Section 2.16(d), the following:
          (d) If a Contract to be replaced in connection with the acquisition by the Borrower of a Substitute Contract, the Borrower may request the removal and substitution of such Contract subject to the satisfaction of the conditions precedent described in Section 3.02 hereof to the same extent as if the Substitute Contract to replace such Contract hereunder was originally pledged hereunder on the Closing Date. Upon the satisfaction of the conditions specified in this Section 2.16(d) and any conditions to the repurchase or substitution of Contracts under the Purchase and Contribution Agreement and the Servicing Agreement, including the requirements set forth in the definition of “Substitute Contract”, the Collateral Agent shall, upon receipt of the Request for Release and Receipt, release the Replaced Contract for which a Substitute Contract is being substituted, together with its related Conveyed Assets from the Lien of the Loan and Security Agreement; provided, the foregoing release shall only be available if, after giving effect thereto and the substitution of the Substitute Contract therefor, there shall not be an Event of Default.

          (b) Section 2.20(a) of the Loan and Security Agreement is hereby amended by replacing the section in its entirety with the following:
          (a) On or after the date of the First Amendment to this Agreement, the Borrower shall not enter into any new Hedging Agreements with respect to any Advance. With respect to each Advance occurring prior to such date, the Borrower shall have entered into, and shall maintain, one or more the Hedge Agreements, having a notional amount at least equal to or greater than ninety-six percent (96%) of the outstanding principal balance of such Advance.
          (c) Section 4.01(p) of the Loan and Security Agreement is hereby amended by (1) deleting the period (“.”) appearing at the end of clause (iii) thereof and inserting a semi-color (“;”) in place thereof and (2) adding the following clause (iv) at the end of such section:
          (iv) the weighted average life of all Purchased Contracts pledged under this Agreement (including the Substitute Contracts to be acquired and pledged, but excluding Replaced Contracts to be released, on such Purchase Date) does not exceed by a period greater than one and a half (1.5) calendar months the shortest weighted average life of all Purchased Contracts pledged under this Agreement reported in the most recently delivered Purchase Date Notice or Servicer Report (excluding the Substitute Contracts to be acquired, but including Replaced Contracts to be released, for Replaced Contracts on such Purchase Date).
     Section 2. Representations and Warranties. The Borrower represents and warrants that (i) it has the power and is duly authorized to execute and deliver this Amendment, (ii) this Amendment has been duly authorized, executed and delivered, (iii) it is and will continue to be duly authorized to perform its respective obligations under the Transaction Documents and this Amendment, (iv) the execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material agreement or instrument to which it is a party, (2) violate (A) any provision of law, statute, rule or regulation, or organizational documents or other constitutive documents, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower other than pursuant to the Transaction Documents, (v) this Amendment and each of the Transaction Documents to which it is a party or by which it or its assets may be or is bound constitutes its legal, valid and binding obligations, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity), (vi) except as publicly disclosed, there are no actions, suits, investigations (civil or criminal) or proceedings at law or in equity or by or before any Governmental Authority pending or, to its knowledge, threatened against or affecting it or any of its business, property or rights (1) which involve any Transaction Documents or (2) which would be materially likely to result in a material adverse effect on its business, assets, operations or financial condition and (vii) it is not in default or violation with respect to any law, rule or regulation, judgment, writ, injunction or decree order of any court, governmental authority, regulatory agency or arbitration board or tribunal. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan and Security Agreement shall remain in full force and effect and are hereby ratified in all respects.
     Section 3. Defined Terms; Headings. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided herein or in Appendix A to Purchase and Contribution Agreement. The headings of the various Sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.
     Section 4. Limited Amendment. This Amendment is limited precisely as written and shall not be deemed to (a) be a consent to a waiver or any other term or condition of the Loan and Security Agreement, the other Transaction Documents or any of the documents referred to therein or executed in connection therewith or (b) prejudice any right or rights any Lender, the Required Lenders or Hedging Agreement counterparty may now have or may have in the future under or in connection with the Loan and Security Agreement, the other Transaction Documents or any documents referred to therein or executed in connection therewith. Whenever the Loan and Security Agreement is referred to in the Loan and Security Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Loan and Security Agreement, as the case may be, as modified by this Amendment. Except as hereby amended, no other term, condition or provision of the Loan and Security Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.
     Section 5. Construction; Severability. This Amendment is a document executed pursuant to the Loan and Security Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be held invalid in a jurisdiction for any reason whatsoever, then, in such jurisdiction, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Amendment.
     Section 6. Counterparts; Facsimile Signature. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party.
     Section 7. Governing Law. This Amendment shall be governed and construed in accordance with the applicable terms and provisions of Section 9.08 (Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial) of the Loan and Security Agreement, which terms and provisions are incorporated herein by reference.
     Section 8. Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Loan and Security Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:	LEAF III B SPE, LLC
	By:	/s/ Miles Herman
		Name:	Miles Herman
		Title:	President/COO

FACILITY AGENT, COLLATERAL AGENT AND AS A REQUIRED LENDER:	KEY EQUIPMENT FINANCE INC.
	By:	/s/ Todd T. Oliver
		Name:	Todd T. Oliver
		Title:	Designated Signer

PAYING AGENT:	U.S. BANK NATIONAL ASSOCIATION
	By:	/s/ Tamara Schultz-Fugh
		Name:	Tamara Schultz-Fugh
		Title:	Vice President

A REQUIRED LENDER:	RELATIONSHIP FUNDING COMPANY, LLC
	By:	/s/ R. Scott Chisholm
		Name:	R. Scott Chisholm
		Title:	Authorized Signer

First Amendment to Loan and Security Agreement